Z Trim Holdings, Inc. Announces Strategic Alliance with Multi-National Specialty Food Products Company

MUNDELEIN, IL, December 16, 2013/PRNewswire/ -- Z Trim Holdings, Inc. (OTC Markets: ZTHO – News), a biotechnology company providing value-added ingredients to companies in the food and industrial markets, today announced that it has entered into an agreement with a leading multi-national specialty food products company. Under the agreement, the firms will work cooperatively to explore opportunities for the development and commercialization of new applications for Z Trim’s technology and cellulosic materials in the food industry, including using Z Trim’s exclusive processes in conjunction with the specialty food products company’s existing products portfolio.  Pursuant to a non-disclosure agreement, and at their request, Z Trim has agreed not to disclose the company’s name at this time.

“We are confident that we can help to further enhance this company’s already impressive line of value-added ingredients,” said ZTHO CEO, Steve Cohen. “Both companies share a commitment to innovation, quality and sustainability. The unique combination of Z Trim’s patented technology and this company’s resources, expertise and integrated platform, is sure to produce a wide range of beneficial products for consumers and value for both companies and our respective shareholders.”

About Z Trim®

Z Trim Holdings, Inc. (www.ztrim.com) is a biotechnology company that owns existing, and has developed new, patent-protected products and processes to make use of biomass for uses in the food and industrial markets.   The Company’s food division currently sells a line of products that helps food manufacturers reduce their costs and helps them solve production problems.  ZTHO’s revolutionary technology provides value-added ingredients across virtually all food industry categories.  The Company’s all-natural products help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity – all without degrading the taste and texture of the final food product.  ZTHO’s products also can help extend finished products’ shelf life, thereby increasing customers’ gross margins.  The Company’s industrial division, started in 2012, develops eco-friendly ingredients for oil drilling, hydraulic fracturing, petroleum coke, steel/aluminum, paper and other industries.  The Company’s industrial ingredients are highly functional in applications for adhesives, binders, viscofiers and emulsifiers.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements. Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

Contacts:

Media:	Investor Relations:
Angela Strickland
(847) 549-6002	John Columbia
mediarelations@ztrim.com	Legend Securities, Inc.
718-233-2677